UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 25, 2023 (the “Effective Date”), Lev Peker was appointed by the Board of Directors (the “Board”) of PARTS iD, Inc., a Delaware corporation (the “Company”) as the Company’s Chief Executive Officer and principal executive officer. Mr. Peker will also continue to serve as a director on the Board. Mr. Peker will replace Mr. John Pendleton, who has served as the Company’s Interim Chief Executive Officer and principal executive officer since February 17, 2023. Prior to Mr. Pendleton’s appointment as Company’s Interim Chief Executive Officer and principal executive officer, Mr. Pendleton served as the Company’s Executive Vice President, Legal & Corporate Affairs, which position he also retained during the period he was the Company’s Interim Chief Executive Officer and principal executive officer. Mr. Pendleton shall remain the Company’s Executive Vice President, Legal & Corporate Affairs after Mr. Peker’s appointment.

In connection with Mr. Peker’s appointment, on the Effective Date, the Company and Mr. Peker entered into an executive employment agreement (the “Peker Employment Agreement”) pursuant to which Mr. Peker is entitled to (i) an annual base salary of $600,000, which may be paid in stock (at a predetermined exchange ratio of 0.39 cents per share) or cash at the option of the Company for the first 12 months, (ii) a sign-on equity award of 1,500,000 restricted stock units with respect to the Company’s common stock, 500,000 of which will vest on the first, second, and third anniversary dates of the grant date of the award, subject to Mr. Peker’s continued employment with the Company on each such vesting date (iii) an annual performance-based bonus with a bonus target equal to 100% of Mr. Peker’s base salary and a maximum bonus equal to 200% of Mr. Peker’s base salary, which may be paid in stock (at a predetermined exchange ratio of the higher of 0.39 cents per share or the price as approved by the Committee) or cash at the option of the Company for 2023, (iv) following the first year of employment, the right to receive stock options, restricted stock, restricted stock units, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans and (v) an annual automobile allowance of $25,000 (less applicable withholdings and deductions), which includes vehicle cost, maintenance and insurance.

In the event Mr. Peker’s employment is terminated without “Cause” or Mr. Peker resigns from his employment for “Good Reason”, whether or not in a Change in Control Period (as such terms are defined in the Peker Employment Agreement), then he will be entitled to receive, subject to his compliance with certain obligations: (i) an amount in cash equal to twelve (12) months of Mr. Peker’s annual base salary, payable, less applicable withholdings and deductions, in the form of salary continuation in regular installments over the 12-month period following the date of Mr. Peker’s Separation from Service (as defined in the Peker Employment Agreement), (ii) the pro-rated portion of the applicable annual performance-based bonus if not yet paid, (iii) the vesting and, if applicable, exercisability shall be accelerated effective as of immediately prior to the date of termination with respect to 100% of the shares subject to Mr. Peker’s then annual outstanding equity awards and (z) Consolidated Omnibus Budget Reconciliation Act (COBRA) continuation coverage for 12 months following termination or earlier if Mr. Peker becomes eligible for comparable replacement coverage under a subsequent employer’s group health plan.

In the event Mr. Peker’s employment is terminated for Cause or Mr. Peker resigns from his employment for any reason other than a resignation for Good Reason, Mr. Peker will be entitled to (i) the portion of his base salary earned through the Date of Termination (as defined in the Peker Employment Agreement), but not yet paid, (ii) any business expenses owed to Mr. Peker, which shall be paid within thirty (30) days after the Date of Termination (as defined in the Peker Employment Agreement) and (iii) any amount accrued and arising from Mr. Peker’s participation in, or benefits accrued under any employee benefit plans, programs or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements. In the event Mr. Peker’s employment is terminated due to his death or “Disability” (as defined in the Peker Employment Agreement), Mr. Peker will be entitled to the same benefits as if his employment was terminated for Cause or for any reason other than a resignation for Good Reason (as described above) and (i) any unpaid bonus payable pursuant to the terms of the Peker Employment agreement, (ii) any accumulated unused vacation, which shall be paid in a lump sump within thirty (30) days after the Date of Termination (as defined in the Peker Employment Agreement) and (iii) all vested portions of Mr. Peker’s benefits and equity awards through the Date of Termination (as defined in the Peker Employment Agreement).

Mr. Peker, age 40, has served as member of the Board since September 2022. Mr. Peker was formerly the Chief Executive Officer of CarLotz, Inc. (NASDAQ:LOTZ), which operates a consignment-to-retail used vehicle marketplace and provides its corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. Prior to joining CarLotz, Inc., Mr. Peker was the Chief Executive Officer of CarParts.com (NASDAQ:PRTS) from January 2019 to April 2022, and before that Mr. Peker served as the Chief Marketing Officer of Adorama from July 2015 to January 2019. Mr. Peker also previously served as General Manager, Home Appliances and Tools at Sears Holding Corporation from August 2014 to July 2015 and as Vice President, Online Marketplaces and Manager, Financial Planning and Analysis at U.S. Auto Parts from March 2009 to August 2014 and from March 2008 to March 2009, respectively. Earlier in his career, Mr. Peker served as a Senior Financial Analyst at Smart & Financial, Economic and Valuation Services Senior Analyst at KPMG LLP and as a Transfer Pricing Senior Associate at PricewaterhouseCoopers LLP. Mr. Peker earned a Bachelor of Science degree in accounting from the University of Southern California, Marshall School of Business and an M.B.A. from the University of California Los Angeles, The Anderson School of Management. Mr. Peker is a Certified Public Accountant in the State of California.

There are no family relationships between Mr. Peker and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Peker was not appointed as Chief Executive Officer pursuant to any arrangement or understanding between Mr. Peker and any other person.

The description of the terms of the Peker Employment Agreement is qualified in its entirety by the full text of the Peker Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On April 26, 2023, the Company issued a press release announcing the appointment of Lev Peker as the Company’s Chief Executive Officer. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Employment Agreement, dated April 25, 2023 by and between PARTS iD, Inc. and Lev Peker.
99.1	PARTS iD, Inc. News Release dated April 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: April 26, 2023	By:	/s/ John Pendleton
		Name:	John Pendleton
Executive Vice President, Legal & Corporate Affairs

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